UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 October 5, 2004

                               WEST COAST BANCORP
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10997
                                (SEC File Number)

                                   93-0810577
                        (IRS Employer Identification No.)

         5335 Meadows Road, Suite 201
         Lake Oswego, Oregon                                 97035
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 684-0884

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

      On October 5, 2004, West Coast Bancorp (the "Company") sent a notice to its directors and executive officers regarding a blackout period under the West Coast Bancorp 401(k) Plan (the "Plan"). The notice was sent pursuant to Rule 104 of Regulation BTR. The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on October 5, 2004.

      The reason for the blackout period is to allow for substitution of three of the Plan's available investment funds. During the blackout period, which is expected to last from November 1, 2004 through November 4, 2004, participants in the Plan will not be able to transfer assets among the Plan's investment funds, take out Plan loans, or receive benefit distributions. Because of these restrictions, the participants will be unable during the blackout period to direct the sale or purchase of any shares of the Company's common stock held in their Plan accounts.

      Inquiries regarding the blackout period should be directed to Brad Lynott at 5335 Meadows Road, Suite 201, Lake Oswego, Oregon 97035, (503) 598-3248, facsimile (503) 684-0781, lynottb@wcb.com.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WEST COAST BANCORP


Dated:  October 5, 2004            By: /s/ Richard R. Rasmussen
                                       -----------------------------------------
                                       Richard R. Rasmussen
                                       Executive Vice President, General Counsel
                                          and Secretary